Exhibit 99.1

Limestone Bancorp, Inc. Welcomes Celia Catlett to Board of Directors

LOUISVILLE, Ky.--(BUSINESS WIRE)--September 26, 2018--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank, Inc. (“the Bank”), today announced the addition of a new member to its board of directors. Celia Catlett, of Louisville, was appointed as a board member of Limestone Bancorp and Limestone Bank.

Catlett currently serves as general counsel and is a member of the executive team at Texas Roadhouse, Inc. (NASDAQ: TXRH), a position which she has held since 2013. She joined the organization in 2005 and has also served as corporate secretary since 2011.

“We are delighted to welcome Ms. Catlett as a member of the Limestone Bancorp and Limestone Bank boards,” said John T. Taylor, president and chief executive officer. “As a recognized leader and talented professional, she is an important addition to our team. We are fortunate to have Ms. Catlett’s counsel as we continue to define our future and build value for our shareholders.”

Prior to joining Texas Roadhouse, Catlett practiced law in New York City. She graduated magna cum laude from the University of Alabama with a bachelor’s degree in communications, and earned her juris doctor degree from Vanderbilt University Law School.

In 2014, Catlett was named one of Louisville Business First’s Forty Under 40, and was recognized by the Kentucky Governor’s office as an Outstanding Kentuckian. In 2016, Catlett was named as the Enterprising Woman to Watch by Louisville Business First.

For more information, please contact Morgan Tiemann at MTiemann@LimestoneBank.com.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. The Bank serves southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. The Bank also has a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2017.

CONTACT:
Limestone Bank
Morgan Tiemann, 502-499-4778
MTiemann@LimestoneBank.com